ERNST YOUNG        ERNST & YOUNG (HELLAS)           Telephone: +30 210 28 86 000
                   Certified Auditors               Telefax:  +30 210 28 86 905
                   Accountants S.A.
                   11th Um National Road
                   Athens-Lamia
                   GR-144 51 Metamorphosi, Greece





                                                                  Exhibit 23.2



                 Consent of Independent Registered Public Accounting Firm


  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of Diana Shipping Inc., to be filed on April 19, 2006 for the registration of up to $500,000,000 of its common shares, preferred shares, debt securities, guarantees, warrants, purchase contracts and/or units and to the incorporation by reference therein of our report dated February 15, 2006, with respect to the consolidated financial statements of Diana Shipping Inc. included in its Annual Report on Form 20-F for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission on April 13, 2006.



/s/ Ernst & Young


Athens, Greece
April 19, 2006


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